Exhibit 10.57

THIS ADDENDUM No. 2 is made this 15 day of May 2017
BETWEEN:

(1)	DA PACIFIC MARITIME S.A., of 19th floor, Banco General Tower, Aquilino De La Guardia Street, Marbella, Panama City, Republic of Panama (the "Sellers");
(2)	SEANERGY MARITIME HOLDINGS CORP., having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Republic of the Marshall Islands (" Seanergy"); and
(3)	PARTNER SHIPPING CO., having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960, Republic of the Marshall Islands (the "Buyers").

WHEREAS:

(A)	The Sellers are the registered owners of the DONG-A ARTEMIS currently registered under the flag of Panama with IMO number 9597848 (the "Vessel"); and
(B)
The Sellers and Seanergy have entered into a "SALEFORM 2012" Memorandum of Agreement dated 28 March 2017 (together with the Addendum no. 1 dated 25 April 2017 and together with any and all other addenda thereto referred to as the "Agreement") for the sale of the Vessel by the Sellers to Seanergy or its guaranteed nominee; and

(C)	Pursuant to the Agreement the Sellers have agreed to advise their full bank account details to the Buyers; and
(D)	The Sellers and Seanergy have agreed pursuant to Clause 8 of the Agreement to sign this Addendum No. 2.

IT IS NOW THEREFORE MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

A.	NOMINATION OF THE BUYERS BY SEANERGY

Seanergy nominates and the Sellers hereby accept Messrs. PARTNER SHIPPING CO., having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro

MH96960, Republic of the Marshall Islands, as Buyers under the Agreement. From the date of this Addendum No. 2 all references to the Agreement to the "Buyers" shall be construed as references to PARTNER SHIPPING CO. Save as provided herein, the parties hereto also agree that all of Seanergy's rights, interests, title as well as liabilities and obligations under the Agreement are hereby transferred onto the Buyers.
Seanergy hereby guarantees the full and proper performance of the Buyers with regard to all the liabilities and obligations under the Agreement.
The Deposit paid by Seanergy shall be deemed in fulfilment of the Buyers' obligation to lodge the Deposit and shall constitute security for the correct fulfilment by the Buyers of their obligations under the Agreement.
B.	SELLERS' BANK ACCOUNT DETAILS
The Sellers, hereby nominate DVB Group Merchant Bank (Asia) Ltd. with the following account details:
Correspondent Bank:	HSBC Bank USA, New York
Correspondent Bank SWIFT code:	MRMDUS33
ABA No.	021001088
Beneficiary Account name:	DVB Group Merchant Bank (Asia) Ltd.
Beneficiary SWIFT code:	DVKBSGSG
Beneficiary Account number	000.305.189
Reference:	For 3040729

as the bank where the ninety (90) percent of the Purchase Price (less 1% commission in accordance with the MOA) together with the amount for the remaining bunkers, lubricating oils, hydraulic oils and greases shall be paid pursuant to Clause 3 of the Agreement.
C.	PLACE OF CLOSING
The Sellers, hereby declare that the place of closing shall be Singapore.
D.	SELLERS' AND BUYERS' DOCUMENTATION
I) In exchange of the payment of the Purchase Price (in accordance with the terms of the Agreement), the Sellers shall furnish the Buyers with delivery documents at the closing meeting, namely:

1)          Two originals of a legal bill of sale in form recordable in the Buyers' chosen flag (Marshall Islands) in the English language (the "Bill of Sale") in favour of the Buyers, evidencing and warranting the transfer of all (100 percent) of the shares and appurtenances and interest in and title to the Vessel to the Buyers and warranting that the Vessel is free from all charters, encumbrances, mortgages, taxes, levies, duties and maritime liens or any other debts whatsoever and is not subject to port state or administrative detentions, duly executed by the Sellers and duly notarized by a notary public (such notarization to evidence the signature of the signatories and the authority to act on behalf of the Sellers) and legalized by Apostille.
2)          Original or fax/pdf copy of Certification of the Preliminary Registration of the Cancellation of the Vessel's mortgage(s) from the Vessel's Registry (Panama Maritime Authority) dated the date of delivery certifying the Sellers to be the present owners of the Vessel and evidencing  the that any mortgage(s) have been preliminarily discharged, together with Sellers' original written undertaking to furnish to the Buyers (i) original Certification of the Preliminary Registration described above (if original is not provided at the closing), (ii) the original Certification of Ownership and Freedom from Encumbrances issued by the Vessel's Registry (Panama Maritime Authority) or by the Panamanian Consulate in Singapore evidencing that the Vessel is free from registered mortgages and encumbrances on the following Banking day after the Vessel has been delivered  to the Buyers and (iii) the copy of the Panamanian public deed of discharge whereby the existing discharge of mortgage(s) over the Vessel is/are permanently registered at the Panama Ship Registry within one (1) Banking day after closing and delivery of the Vessel to the Buyers.
3)          A copy, by fax or email, of the Letter of authority for deletion and a copy, by fax or email, of the Consent to Deletion dated the delivery date and an original written undertaking dated the delivery date by the Sellers to the Buyers to effect the permanent deletion from the Vessel's Registry as soon as possible after the delivery and furnish to the Buyers the original Deletion Certificate (final deletion certificate) promptly and latest within twenty (20) Banking days from the delivery date. Upon issuance of the 'Deletion Certificate' the Sellers to provide the Buyers with a copy by fax or email.
4)          Original Minutes of Sellers' Board of Directors certifying that the Board of Directors unanimously approves and authorizes the sale of the Vessel in accordance with the provisions of the Agreement to the Buyers, ratifying the execution of the Agreement and any amendments and/or addendums thereto, and the transfer of title in the Vessel to the Buyers and that a Power of Attorney be executed to the effect required by item 5) below appointing certain named representatives to execute on behalf of the Sellers of, inter alia, the Bill of Sale, a protocol of delivery and acceptance and any other document required to be executed by the Sellers in respect of the delivery of the Vessel from the Sellers to the Buyers and the release of the 10% deposit pursuant to the Agreement. Such Minutes to be duly executed and duly notarized by a notary public (such notarization to evidence the signature of the signatories and authority to act on behalf of the Sellers) and legalized by Apostille.
5)          An original Power of Attorney duly notarized by a notary public (such notarization to evidence the signature of the signatories and authority to act on behalf of the Sellers) and legalised by Apostille, in favour of certain named representatives (citing their nationality and passport no.) of the Sellers at the closing meeting for the sale entitling him/her to undertake all necessary actions, or execute and sign any relevant documents, in order to conclude the deregistration and sale of the Vessel to the Buyers including the Agreement and any variations, the Bill of Sale, the protocol of delivery and acceptance etc. and to deliver the Vessel to the Buyers.
6)          An original Officer's Certificate of the Sellers certifying with respect to the Agreement: (i) that the Sellers' company is duly organised and existing in the Republic of Panama; (ii) attaching true and complete copies of the Articles of Incorporation and confirming that there are no Bylaws adopted by the Sellers; (iii) attaching copies of the minutes and Power of Attorney under 4), 5) and 6) above; (iv) listing all the Directors and Officers of the Sellers, (v) confirming that there are no further approvals, consents etc. necessary for the entry into and performance of the Sellers under the Agreement; and (v) stating the share capital and listing the shareholders of the Sellers dated the date the minutes under 4) and 6) are held, and duly notarised by a notary public.
7)          An original Certificate of Good Standing of the Sellers issued by the Public Registry of the Republic of Panama dated not more than seven (7) days before the delivery of the Vessel stating that the Sellers are duly registered and in goodstanding and identifying the name, directors, dignitaries, registered agent, capital and address of the Sellers.
8)          Fax or pdf copy of the Certification of the Permission to transfer/sell the Vessel from the Sellers to the Buyers and an original written undertaking dated the delivery date by the Sellers to the Buyers to deliver the original Certification of the Permission to transfer/sell to the Buyers latest within five (5) days from the delivery date.
9)          A copy by fax, or email of a Class Maintenance Certificate issued by the Vessel's present Class and dated not more than 2 (two) days prior to the date of delivery of the Vessel evidencing that the Vessel is class maintained without any condition/recommendation and an original written undertaking by the Sellers to the Buyers dated the delivery date that Sellers will provide the Original Class Maintenance Certificate promptly and latest within 5 (five) days from the delivery date.
10)          A copy of the Vessel's current CSR Document together with the Index of Amendments, if applicable.
11)          An original Written Undertaking by the Sellers to provide the Closed CSR of the Vessel to the Buyers' chosen flag promptly and latest within thirty (30) running days after the delivery of the Vessel.
12)          An Original Commercial Invoice in three (3) copies dated the date of delivery stating the full particulars of the Vessel and the Purchase Price signed and stamped by the Sellers.
13)          An Original Commercial invoice in three (3) copies dated the date of delivery covering the price of the remaining bunkers, lubricating oils, hydraulic oils and greases with the relevant copies of invoices in accordance with the Agreement signed and stamped by the Sellers.
14)          Four (4) originals of a Protocol of Delivery and Acceptance (two for the Sellers and two for the Buyers to be exchanged at the closing meeting) confirming the delivery of the Vessel by the Sellers to the Buyers and the Buyers' acceptance of the Vessel.
15)          A copy of the Certificate of Confirmation or Certificate of Seaworthiness issued by the Vessel's Class Society dated and faxed to Buyers' new flag (Marshall Islands) not more than ten (10) days before the delivery date. The Buyers' new flag will request this directly from the Sellers' Classification Society and the Sellers to provide their authorisation for their Classification Society to release the Certificate to the Buyers' new flag.
16)          A copy of the Statement of Affidavit from the Vessel's Class to Buyers' new flag (Marshall Islands) dated not more than ten (10) days before the delivery date containing the following elements: (i) list of all existing conditions, recommendations and deficiencies against the vessel's classification whether outstanding or not at the date of the statement, (ii) list of the Statutory Certificates, which the vessel's Classification Society is prepared to issue on behalf of the Republic of the Marshall Islands, (iii) the status of all current relevant Statutory Surveys, setting forth the dates of completion of each, and (iv) indication of any reasons, to the extent known by the Vessel's Class, why the vessel is presently not fit to proceed to sea (if there are no apparent reasons known to the Vessel's Class, this should be so stated). The Buyers' new flag will request this directly from the Sellers' Classification Society and the Sellers to provide their authorisation for their Classification Society to release this Statement to the Buyers' new flag.
17)          A Copy of the present LRIT Conformance Test Report.
18)          A Copy of the present ITC.
19)          As per Clause 9 of the Agreement, a Letter of Undertaking from the Sellers to indemnify the Buyers against all consequences of claims made against the Vessel which have been incurred prior to the Vessel's delivery to the Buyers or arising out of or with respect to events occurring prior to the time of delivery.
20)          An original Letter of Confirmation from the Sellers confirming that to their best of their knowledge and belief the Vessel is not blacklisted by any nation or international organization
21)          An original Letter of Confirmation from the Sellers that to the best of their knowledge the Vessel has not touched bottom or suffered any underwater damage from the Buyers' inspection at Zhousan, China to the date of her delivery.
22)          An original Letter of Confirmation from the Sellers confirming that any outstanding radio accounts shall be settled by the Sellers immediately after the Vessel's delivery with no liability regarding the same to be incurred against the Buyers.
23)          An original Letter of Confirmation from the Sellers addressed to the Buyers confirming that the Vessel has not traded with or called in Israel, Cuba, Iran, Syria, North Korea or any other areas sanctioned or boycotted by the European Union and/or the United States of America and/or the United Nations during the period that the Vessel has been registered in the Sellers' ownership, dated the delivery date.
24)          An original Letter of Confirmation from the Vessel's current managers that all crew wages due until and including the date of delivery have been fully paid.

25)          A copy of the Sellers' letter or email to their satellite communication provider cancelling the Vessel's communications contract which is to be sent immediately after delivery of the Vessel.

26)          Any such additional documents necessary for the legal transfer of title and flag of the Vessel.

II. In exchange of delivery of the Vessel, the Buyers shall furnish the Sellers with delivery documents at the closing, namely:

1)	A copy of the Certificate of Incorporation of the Buyers, certified as true by the Buyers' Attorney-at-Law.
2)
Original Good Standing Certificate of the Buyers and of Seanergy dated no more than 7 (seven) Banking days (as defined in the Agreement) prior to the delivery date showing the Buyers and Seanergy to be in good standing under the laws of the Marshall Islands.

3)
An original set of written resolutions or minutes of the Board of Directors of the Buyers approving the purchase of the Vessel in accordance with the provisions of the Agreement, the ratification of the Agreement signed, and authorising their representatives to execute a power of attorney appointing certain person or persons to execute on behalf of the Buyers of, inter alia, a protocol of delivery and acceptance, the payment of the purchase price and any other monies payable to the Sellers under the Agreement and any other document required to be executed by the Buyers in respect of taking delivery of the Vessel from the Sellers pursuant to the Agreement, such resolutions to be legalised by Apostille by the Marshall Islands Special Agent in Piraeus, Greece.

4)
A certified copy of the written resolutions or minutes of the Board of Directors of Seanergy approving the nomination of Partner Shipping Co. as Buyers and Seanergy's guarantee for the obligations of Partner Shipping Co. as per A) above.

5)
An original set of an Officer's Certificate of the Buyers and of Seanergy certifying the names of all present directors/officers of the Buyers and of Seanergy and attaching copies of all constitutional documents in full force and effect of the Buyers (copies of the Articles of Incorporation and By-Laws together with any amendment thereto up to and including the delivery date) such officer's certificate to be legalised by Apostille by the Marshall Islands Special Agent in Piraeus, Greece.

6)
A original Power of Attorney of the Buyers and of Seanergy issued in accordance with the resolutions/minutes referred to under 3) and 4) above authorising the persons signing the documents on their behalf, such power of attorney to be legalised by Apostille by the Marshall Islands Special Agent in Piraeus, Greece.

III. The Sellers agree to provide to the Buyers by email three (3) Banking days prior to the expected delivery date of the Vessel to the Buyers with a copy of the Certificate of Ownership and Encumbrances from the Vessel's Registry dated not earlier than three (3) Banking Days of the date of delivery certifying the Sellers to be the present owners of the Vessel and evidencing current mortgage(s) in favour of Sellers' Bank(s) or other lenders but showing that the Vessel is otherwise free and clear of recorded liens, mortgages and encumbrances.
Except as provided hereinabove, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.
IN WITNESS WHEREOF the parties hereto have caused this Addendum No. 2 to be executed by their duly authorised representatives on the date written above.
EXECUTED	)
)
By Yoonseok Moon	)	/s/ Yoonseok Moon
for and on behalf of	)
DA PACIFIC MARITIME S.A.

EXECUTED	)
)
By Stamatios Tsantanis	)	/s/ Stamatios Tsantanis
for and on behalf of	)
SEANERGY MARITIME HOLDINGS CORP.

EXECUTED	)
)
By Stamatios Tsantanis	)	/s/ Stamatios Tsantanis
for and on behalf of	)
PARTNER SHIPPING CO.